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                                                                    EXHIBIT 99.6

PROXY                                                              CONFIDENTIAL,
                                                                    FOR USE OF
                                                                    COMMISSION
                                                                       ONLY



                                  EXCITE, INC.
                                  555 Broadway
                             Redwood City, CA 94063


          THIS PROXY IS SOLICITED ON BEHALF of THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert C. Hood and Chris M. Vail, or either of them, as proxies each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Excite, Inc., ("Excite") held of record by the undersigned on April 7, 1999, at the special meeting of stockholders of Excite to be held on May 26, 1999, and at any adjournment or postponement thereof.

     This proxy, when properly executed and returned in a timely manner, will be voted at this special meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Proposal and in accordance with the judgment of the persons named as proxies herein.


              CONTINUE AND TO BE SIGNED AND DATED ON REVERSE SIDE


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This proxy is solicited on behalf of the Board of Directors    Please sign
of Excite. The Board of Directors unanimously recommends       your votes as [X]
that you vote FOR the Proposal.                                indicated in
                                                               this example

                                                           Confidential, For Use
                                                             of Commission Only

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY
                          USING THE ENCLOSED ENVELOPE.

                                               FOR    AGAINST     ABSTAIN
1.  To consider and vote upon a proposal
    to approve and adopt a merger agreement    [ ]      [ ]         [ ]
    with At Home Corporation and approve a
    merger that will cause Excite to become
    a wholly-owned subsidiary of At Home
    Corporation.

Signature(s)                                            Date:            , 1999
            -------------------------------------------       -----------------
This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.



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